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                                                                  Exhibit 3(i).2

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:25 AM 08/24/2000
                                                          001428900 - 2926759

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

First: That at a meeting of the Board of Directors of Graffiti-X, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number "First" so that, as amended, said Article shall be and read as follows:

            "The name of this Corporation is "AMNIS SYSTEMS INC."

Second: That thereafter, pursuant to resolution of its Board of Directors, a consent resolution of the stockholders of said corporation holding 71.96% of the shares of the Corporation was signed in lieu of a special meeting of stockholders and all shares were voted in favour of the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That the said capital of said corporation shall not be reduced under or by reason of said amendment.

                                  Graffiti-X, Inc.

                            By:      /s/ Jason John
                                  ---------------------------------------------
                                  (Authorized Officer)

                            Name: Jason John, President, Secretary and Director
                                  ---------------------------------------------
                                  (Type or Print)